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Exhibit 23.2

Consent of independent registered public accounting firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 15, 2011, related to the 2010 and 2009 financial statements of EMDSI—Hunt Power, LLC, in the Registration Statement on Form S-1 (No. 333-173867) and related Prospectus of Stewart & Stevenson LLC for the registration of shares of its common stock.

                      /s/ POSTLETHWAITE & NETTERVILLE

Metairie, Louisiana
May 31, 2011

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  Exhibit 23.2
Consent of independent registered public accounting firm